M.D.C. HOLDINGS, INC. LONG TERM INCENTIVE PLAN
approved January 30, 2025

1.    Purpose.
The purpose of the M.D.C. Holdings, Inc. Long Term Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”) is to help M.D.C. Holdings, Inc. (together with its subsidiaries, the “Company”), secure and retain the services of eligible employees or other service providers, provide incentives for such persons to exert maximum efforts for the success of the Company, provide certain key employees of the Company with cash incentive payments in connection with Company performance, and provide certain protections for the Company’s Confidential Information, including its Trade Secrets. Certain capitalized terms are defined in the final Section of the Plan.
2.    Term.
The Plan shall be effective on January 1, 2025 (the “Effective Date”) and shall remain in effect until the Board adopts another long-term incentive plan specifically superseding the Plan, or otherwise terminates the Plan.

3.    Administration.
The Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees, including a Committee consisting of individuals appointed by the Board. The Board shall have sole discretionary and final authority to (a) determine, subject to the provisions of the Plan, (i) who will be granted Long Term Incentive Awards, (ii) when and how each Long Term Incentive Award will be granted and (iii) the provisions of each Long Term Incentive Award (which need not be identical); (b) construe and interpret the terms and provisions of the Plan and all Long Term Incentive Awards granted under the Plan; and (c) adopt, alter or repeal any administrative rules, guidelines and/or practices governing the operation of the Plan as it shall from time to time deem advisable.
4.    Eligibility.
Long Term Incentive Awards may be granted to eligible Participants in the discretion of the Board. In no event shall an individual’s participation in the Plan for a Plan Year or any other period entitle such individual to participate in the Plan in any subsequent Plan Year. For the avoidance of doubt, Long Term Incentive Awards under the Plan are in addition to any other incentive awards granted to any Participant (including, without limitation, pursuant to any employment agreement between the Participant and the Company or any of its Affiliates).
5.    Determination of Long Term Incentive Awards.
(a)    Long Term Incentive Awards Generally. The Board shall (i) grant Long Term Incentive Awards to Participants for each Plan Year as soon as practicable following the Board’s certification of the Plan Pool and (ii) set forth the aggregate

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cash amount of each Long Term Incentive Award for the Plan Year in the Award Agreement.
(b)    Plan Pool. During each Plan Year starting in or after 2025, the Board may grant Long Term Incentive Awards with an aggregate value up to or equal to 3.00% of the Company’s prior year “GAAP pre-tax net income” (the “Annual Plan Pool”). The Board is not obligated to grant Long Term Incentive Awards totaling the Annual Plan Pool amount in any Plan Year.
(c)    Reallocation. In the event that any portion of a Long Term Incentive Award is forfeited or otherwise not paid to a Participant, then such forfeited portion of the Plan Pool shall be automatically returned to the general assets of the Company and will not be eligible for reallocation.
6.    Vesting.
(a)    Vesting Generally. Subject to the Participant’s Continuous Service with the Company, and except as otherwise set forth in the applicable Award Agreement, each Long Term Incentive Award will vest on January 1 of the second year following the year of the Grant Date (as defined in the Award Agreement) of such Long Term Incentive Award (the “Vesting Date”). No later than 30 days after the Vesting Date (the “Payment Date”), the Company will pay to the Participant an amount equal to the full value of the applicable Long Term Incentive Award. Subject to Section 6(b), if the Participant’s Continuous Service is terminated for any reason prior to a Vesting Date, the Long Term Incentive Award shall be subject to forfeiture as provided in this Section 6.
(b)    Termination of Continuous Service. Notwithstanding Section 6(a), except as otherwise provided in an applicable Award Agreement, if a Participant’s Continuous Service is terminated by the Company without Cause (including, without limitation, due to the Participant’s death or Disability) or the Participant resigns his or her Continuous Service for Good Reason, prior to the Vesting Date, then such Long Term Incentive Award will immediately become fully vested and, no later than the Company’s regularly scheduled payroll payment date for the payroll period for the 30th day following such termination or resignation, the Company will pay to the Participant an amount equal to the full value of the applicable Long Term Incentive Award (less applicable withholdings and deductions); provided, however, that the Participant first executes and delivers to the Company an executed release of claims (consistent with the release contemplated by the Participant’s employment agreement with the Company, or, if none, in a form specified by the Company) within 29 days after the termination of Continuous Service, with all periods for revocation therein having expired.

Except as otherwise provided in an applicable Award Agreement and subject to Section 6(a), if a Participant’s Continuous Service is terminated for Cause or due to a resignation by the Participant without Good Reason prior to the Vesting Date, the Participant shall forfeit the Long Term Incentive Award.

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(c)    Change in Control. Notwithstanding the other provisions of this Section 6, and except as otherwise provided in an applicable Award Agreement, upon a Change in Control following the Effective Date, each Long Term Incentive Award held by a Participant then in Continuous Service shall become fully vested, and the Company will pay to the Participant an amount equal to the full value of the applicable Long Term Incentive Award no later than the end of the 60-day period following the consummation of such Change in Control.
7.    Restrictive Covenants.
(a)    Application. If a Participant is party to an employment or other agreement with the Company or an Affiliate containing restrictive covenant obligations that are generally similar in the type of restriction to Section 7(b), (c) and/or (d) below (as applicable, a “Covenant Agreement”), then those applicable similar types of restrictions will apply for purposes of the Plan instead of Section 7(b), (c) and/or (d) below, as applicable, and the receipt and payment of any Long Term Incentive Award will be conditioned upon such Participant’s continued compliance with those applicable similar types of restrictive covenant obligations set forth in the Covenant Agreement (as well as compliance with any other provisions of this Section 7 with respect to which the Covenant Agreement does not contain a similar type of restriction). With respect to any Participant who is not party to a Covenant Agreement (including, without limitation, following any termination or expiration of an agreement that would otherwise have been a Covenant Agreement), the remainder of this Section 7 shall apply.
(b)    Nondisclosure Obligations. As a condition to receipt and payment of a Long Term Incentive Award, the Participant will not reveal, communicate, or divulge during the Participant’s service with the Company and its Affiliates or thereafter to any person, corporation, or other entity, any Confidential Information, whether written or otherwise, of whatsoever kind or nature, including the Company’s Trade Secrets. The Participant will neither, except for Company use, copy, duplicate, transcribe, or in any way reproduce any of the Confidential Information nor use it except for the Company’s sole benefit, either during the Participant’s service with the Company (or an Affiliate) or thereafter. The Participant will deliver all Confidential Information that may be in his or her possession to the Company (or an Affiliate) upon the termination of the Participant’s service with the Company and its Affiliates, or at any time upon the Company’s request, together with a signed statement of compliance with respect to delivery of all such Confidential Information. All Confidential Information is and shall continue to be the exclusive property of the Company and its Affiliates, whether or not prepared in whole or in part by the Participant and whether or not disclosed or entrusted to the Participant in connection with the Participant’s services for the Company or its Affiliates. Notwithstanding the foregoing, the Participant understands that, in accordance with the Defend Trade Secrets Act of 2016, an individual cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made in confidence to a federal, state, or local government official (either directly or

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indirectly), or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant also understands that an individual who files a lawsuit for retaliation by an employer (or a contracting entity) for reporting a suspected violation of the law may disclose the Trade Secret to the attorney of the individual and use the Trade Secret information in the court proceeding, if the individual files any document containing the Trade Secret under seal, and does not disclose the Trade Secret, except pursuant to a court order.
(c)    Additional Protections for Trade Secrets.
(i)    Purpose of Protections. During the course of the Participant’s employment with the Company, the Participant will have access to the Company’s Trade Secrets, which are vital to the Company’s competitive standing and business success. The Participant and the Company understand and agree that securing the Company’s Trade Secrets is of the utmost importance, and that additional protections, beyond those set forth in Section 7(b) of this Plan, are necessary to secure the Company’s Trade Secrets. The additional protections set forth in this Section 7(c) are designed to prevent the unauthorized disclosure and misuse of the Company’s Trade Secrets and are no broader than is reasonably necessary to accomplish that goal.
(ii)    No Diversion of Company Opportunity. As a condition to receipt and payment of a Long Term Incentive Award, during the Participant’s service with the Company or its Affiliates and for a period of one year after termination of service with the Company and its Affiliates, the Participant will not pursue for the Participant’s personal benefit or account, or provide information to allow his or her subsequent employer or business that the Participant is then involved in to pursue, any real estate transaction or other specific business venture that the Company (or an Affiliate division in which the Participant provided his or her services) was actively pursuing or analyzing (through the Participant or other employees or parties) during the one-year period prior to the Participant’s date of termination of service, but excluding any real estate transaction or other specific business venture that was presented in writing to the Company’s corporate land acquisition department and was rejected on behalf of the Company. The term “actively pursuing or analyzing” as used in the preceding sentence means that the Company (or an applicable Affiliate), during the one-year period prior to the Participant’s termination of service held written negotiation discussions with the seller or the seller’s broker regarding the potential transaction (other than merely being the recipient of a mass email or marketing call) or the Company (or such Affiliate) utilized consultants to conduct due diligence.
(d)    Non-solicitation of Company Employees. As a condition to receipt and payment of a Long Term Incentive Award, during the period the Participant provides

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services to the Company or its Affiliates and for a period of one year thereafter, the Participant will not, either alone or in concert with others, directly or indirectly, solicit, entice, induce or encourage any employee(s) to leave employment of the Company or any of its Affiliates.
(e)    Remedies. Each Participant recognizes that irreparable injury will result to the Company and its Affiliates in the event of a breach or threat of breach of any provision(s) of this Section 7. Therefore, in the event of a breach of any provision(s) of this Section 7, the Company and each of its Affiliates shall be entitled to, in addition to other remedies and damages available, injunctive or other equitable relief to remedy any breach or prevent any threatened breach by the Participant and all persons acting for and/or in concert with the Participant without the necessity of posting bond or other security or proving it has sustained any actual damage. The obligations set forth in this Section 7 shall survive any termination, for whatsoever reason, of the Plan and the Participant’s services to the Company and its Affiliates to the extent so specified herein to the fullest extent permitted by law. If the Participant breaches Section 7(c)(ii) of this Agreement (concerning diversion of corporate opportunities), then the duration of the restrictive covenant(s) that was/were breached shall be tolled and automatically extended for the period of time during which such breach occurred. The parties understand and agree that such automatic tolling and extension is reasonable and necessary to ensure that the Company receives the full benefit of the protections set forth in Section 7(c) of this Agreement.
8.    Miscellaneous.
(a)    No Right to Continuous Service or Payment. The right of a Participant to receive a Long Term Incentive Award or any payment under the Plan shall not be deemed a right to any ongoing or future period of Continuous Service and does not alter the Participant’s at-will employment status or otherwise restrict such Participant’s right or the right of the Company or its Affiliates to terminate such Participant’s employment or service at any time, with or without notice and with or without Cause. The terms and conditions of each Long Term Incentive Award, and the Board’s determinations and interpretations with respect thereto will be made on an individualized basis and need not be the same with respect to each Participant (whether or not the Participants are similarly situated).
(b)    Source of Long Term Incentive Awards. It is specifically intended that all benefits under the Plan shall be “unfunded” for purposes of both the Code and the Employee Retirement Income Security Act of 1974, as amended. All amounts payable and/or paid under the Plan and any Award Agreement shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. To the extent that any person acquires a right to receive payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
(c)    Non-transferability. No Participant shall have the power or right to transfer (other than by will or the laws of descent and distribution), assign, alienate or

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otherwise encumber his or her interest under the Plan or any Long Term Incentive Award.
(d)    Amendments. The Board may terminate, suspend, amend or modify the Plan, any Award Agreement and/or any ungranted Long Term Incentive Award at any time in its sole discretion; provided, however, that (i) no such action would impair the rights of the Participant with respect to a previously-granted Long Term Incentive Award, and (ii) no payment of benefits shall occur upon termination of the Plan unless the applicable requirements of Code Section 409A have been met. For the avoidance of doubt, the Board may terminate or suspend the Plan at any time with respect to any Long Term Incentive Awards that would otherwise be available for grant during future years.
(e)    Withholding Taxes. The Company or its Affiliates, as applicable, may withhold all applicable federal, state, local and foreign taxes from any payment made pursuant to the Plan, in accordance with applicable laws and regulations.
(f)    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its principles of conflict of laws. All suits, actions or other proceedings arising out of, or in connection with, the Plan or any Long Term Incentive Award shall be subject to the exclusive jurisdiction of the state and federal courts located in Denver, Colorado, as well as to the jurisdiction of all courts of which an appeal may be taken from such courts. The Company and each Participant hereby expressly waive (i) any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts described above, and covenant that they will not seek in any manner to resolve any dispute other than as set forth in this paragraph and (ii) any and all objections they may have to venue, including but not limited to the inconvenience of such forum, in any of such courts.
9.    Compliance with Section 409A of the Code.

(a)    General. The Company intends that the Plan comply with the requirements of Section 409A of the Code, along with the rules, regulations and guidance promulgated thereunder by the Department of the Treasury or the Internal Revenue Service (collectively, “Section 409A”); accordingly, the Plan, all Award Agreements, and each Long Term Incentive Award granted pursuant thereto shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A and neither the Company nor any Affiliate of the Company shall be liable to any Participant for any failure to comply with Section 409A. Each Participant is fully responsible for any and all taxes or other amounts imposed by the Code on payments made pursuant to the Plan, including taxes and amounts imposed by Section 409A. Subject to the foregoing provisions of this Section 9(a), to the extent that any provision of the Plan would result in the Participant being subject to payment of additional tax, interest or penalty under Section 409A, the Board is authorized and directed to amend the Plan or the applicable

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Award Agreement, if permitted under Section 409A, in a manner which does not impose any additional taxes, interest or penalties on the Participant in order to bring the Plan and/or the applicable Award Agreement into compliance with Section 409A, without materially changing the economic value of the applicable Long Term Incentive Award to either the Company or the Participant, and thereafter the Company and the Participant will interpret such amended provisions in a manner that complies with Section 409A.

(b)    Delay. Notwithstanding any provisions of the Plan or any Award Agreement to the contrary, if the Participant is a “specified employee” (within the meaning of Section 409A and determined pursuant to any policies adopted by the Company consistent with Section 409A) at the time of the Participant’s “Separation From Service” (within the meaning of Section 409A) and if any portion of the payments or benefits to be received by the Participant under the Plan upon such Separation From Service would be considered deferred compensation under Section 409A and cannot be paid or provided to the Participant without the Participant incurring taxes, interest or penalties under Section 409A, all such amounts that would otherwise be payable, and benefits that would otherwise be provided, pursuant to any applicable Long Term Incentive Award, in each case, during the six-month period immediately following the Participant’s Separation From Service will instead be paid or made available on the earlier of (i) the day after such six-month period elapses or (ii) the Participant’s death.
(c)    Other Items. Each payment under the Plan is intended to be a “separate payment” and not one of a series of payments for purposes of Section 409A. A termination of employment will not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a Separation From Service as defined under Section 409A, and notwithstanding anything contained herein to the contrary, the date on which such Separation From Service takes place will be the termination date.
10.    Definitions.

(a)    “Affiliate” means, an Entity, at the time of determination, that, directly or indirectly controls, is controlled by, or is under common control with the Company. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power or having the power to control the management of the Entity. The Board will have the authority to determine the time or times at which affiliate status is determined within the foregoing definition.
(b)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Long Term Incentive Award, substantially in the form attached hereto as Exhibit A.
(c)    “Board” means the Board of Directors of M.D.C. Holdings, Inc. In cases where the Board has delegated its authority under the Plan to a Committee or

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Committees, references herein to the Board shall mean such Committee to the extent of such delegation.
(d)    “Cause” unless otherwise provided in an applicable Award Agreement, has the meaning given to such term in a Participant’s applicable employment agreement with the Company or any of its Affiliates (if any), and otherwise means the occurrence of any one or more of the following: (i) the Participant’s commission of any felony involving fraud, dishonesty or moral turpitude, (ii) the Participant’s attempted commission of or knowing participation in a fraud or act of dishonesty against the Company or its Affiliates that results in (or might have reasonably resulted in) material harm to the business of the Company, (iii) the Participant’s material violation of any contract or agreement between the Participant and the Company or its Affiliates or any statutory duty that the Participant owes to the Company or its Affiliates, (iv) the Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company or its Affiliates, or (v) the Participant’s violation of Company policies, including the Employee Handbook, Code of Conduct, or any other policies applicable to Participant’s employment. As a condition precedent to “Cause” for subsections (iv) and(v) of this Paragraph, the Company must give the Participant written notice of the circumstances giving rise to the Cause and the Participant must have failed to cure the insubordination, incompetence neglect, or policy violation(s) as applicable within 45 days of Participant’s receipt of such notice.
(e)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of a “change in control event” with respect to M.D.C. Holdings, Inc. for purposes of Section 409A (without regard to any alternative definition thereunder).
(f)    “Code” means the Internal Revenue Code of 1986, as amended, together with any applicable regulations and guidance promulgated thereunder.
(g)    “Committee” means a committee of one or more members of the Board, or a committee of individuals appointed by the Board, in either case, to whom authority has been delegated by the Board in accordance with the Plan and applicable law.

(h)    “Confidential Information” means the whole or any portion of any information in any medium whatsoever that (i) the Participant acquires or has access to, during the course of his or her employment by the Company; (ii) relates to the Company’s business; (iii) is designated as confidential by the Company, is disclosed in such a manner or is of such a character as would put a reasonable person on notice as to its confidential and proprietary, or is not generally known in the Company’s trade or industry; (iv) is not readily ascertainable to the public; (v) the Participant does not have a legally protected right to disclose; and (vi) does not arise from the Participant’s general training, knowledge, skill, or experience. “Continuous Service” means a Participant’s service with the

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Company and/or an Affiliate of the Company that is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the Entity for which the Participant renders such service will not terminate a Participant’s Continuous Service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any approved leave of absence, including but not limited to sick leave, military leave or any other personal leave. In addition, if required for exemption from or compliance with Section 409A, the determination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition hereunder).
(i)    “Disability” means the Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Participant will not be considered to have incurred a Disability unless the Participant furnishes proof of such impairment sufficient to satisfy the Board or any Committee in its discretion.
(j)    “Entity” means a corporation, partnership, limited liability company or other entity.
(k)    “Good Reason,” unless otherwise provided in an applicable Award Agreement, means the occurrence of any one or more of the following with respect to a Participant, without his or her consent: (i) a material reduction in the Participant’s base salary, or (ii) the relocation of the Participant’s principal place of service by a distance of more than 100 miles from the Participant’s principal place of service as of the date the applicable Long Term Incentive Award was granted; provided, however, that any such event or condition shall not constitute Good Reason unless (x) the Participant provides the Company with written notice thereof no later than 30 days following the initial occurrence of such event or condition, (y) the Company fails to remedy such event or condition within 30 days after receipt of such notice and (z) the Participant actually terminates Participant’s Continuous Service within 30 days after the expiration of such remedial period.
(l)    “Long Term Incentive Award” means an award of cash granted pursuant to the terms and conditions of the Plan and the applicable individual Award Agreement.
(m)    “Participant” means an employee or other service provider of the Company or any of its Affiliates who is selected to participate in the Plan in accordance with the terms of the Plan.
(n)    “Plan Year” means the Company’s fiscal year.

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(o)    “Trade Secret” means Confidential Information of value to the Company, provided the Company has taken measures to prevent it from becoming available to persons other than those selected by the Company to have access thereto for limited purposes. Trade Secrets include, without limitation, (i) the Company’s and its Affiliates’ financial statements and other financial data, (ii) the Company’s and its Affiliates’ financial and other feasibility analysis regarding the Company’s or its Affiliates’ potential or existing real estate projects and (iii) information for which the Company or any of its Affiliates has obtained or has made application for trademark or other intellectual property registration.

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EXHIBIT A

2025 LONG TERM INCENTIVE AWARD AGREEMENT UNDER THE M.D.C. HOLDINGS, INC.
LONG TERM INCENTIVE PLAN
This Long Term Incentive Award Agreement (this “Agreement”), dated as of [    , 2025 (the “Grant Date”), by and between M.D.C. Holdings, Inc. (together with any successor thereto,
the “Company”) and [    ] (the “Participant”), and the M.D.C. Holdings, Inc. Long Term Incentive Plan (the “Plan”), govern the terms and conditions of the Long Term Incentive Award granted hereby. The Long Term Incentive Award entitles the Participant to receive from the Company the cash bonus award indicated herein, subject to the terms and conditions of this Agreement and the Plan.
Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.
1.    Grant of Long Term Incentive Award. Subject to the terms of this Agreement and the Plan, the Company hereby grants to the Participant a Long Term Incentive Award in an amount equal to
$[].
2.    Vesting and Payment. The Long Term Incentive Award will vest and be payable, if at all, in accordance with the terms of the Plan, and is scheduled to fully vest on January 1, 2027.
3.    Agreement Subject to Plan and Restrictive Covenants. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges and agrees that, as consideration for the grant of the Long Term Incentive Award, the Participant is subject to Section 7 of the Plan. The Participant acknowledges that, pursuant to Colo. Rev. Stat. § 8-2-113(4), at least fourteen (14) days prior to the Grant Date, he or she received a separate “Notice of Restrictive Covenants” document from the Company advising the Participant, in clear and conspicuous language, that receipt and payment of the Long Term Incentive Award is preconditioned on the Participant’s assent to and compliance with the restrictive covenants contained in Section 7(c) of the Plan. The Participant acknowledges reading and understanding the Notice of Restrictive Covenants document and signing that document. The Participant acknowledges during his or her employment with the Company, he or she will receive and have access to Trade Secrets, as defined in the Plan, and that such Trade Secrets are valuable assets of the Company. The Participant acknowledges that the protections set forth in Section 7(c) of the Plan are no broader than is reasonably necessary to protect the Company’s legitimate interest in protecting its Trade Secrets. The Participant acknowledges that his or her compliance with the protections set forth in Section 7(c) of the Plan will not impose an undue hardship on the Participant, but that he or she is prepared to accept the risk that his or her standard of living or income may be temporarily reduced.
4.    Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
5.    Beneficiaries. Pursuant to the Beneficiary Designation Form attached as Appendix A, the Participant may designate one or more beneficiaries to receive any payments in respect of the Long

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Term Incentive Award in the event that the Participant should die prior to full payment of any amount in respect of the Long Term Incentive Award that has become due and payable to the Participant in accordance with the terms of the Plan and this Agreement.
6.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
7.    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

8.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
10.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto; provided, however, that the Board may, without the consent of the Participant, amend or modify this Agreement and/or the Long Term Incentive Award at any time in any manner which would not impair the rights of the Participant with respect to the Long Term Incentive Award, as permitted by the Plan and subject to compliance with the applicable provisions of Section 409A.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

M.D.C. HOLDINGS, INC.

By     PrintName:     Title:

The undersigned hereby accepts and agrees to all the terms and provisions of this Agreement.
PARTICIPANT
Signature     PrintName:     Address:

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APPENDIX A
M.D.C. Holdings, Inc. Long Term Incentive Plan Beneficiary Designation Form
______________________________________________________________________________________________________

_____________________________________________
Name

This beneficiary designation covers all amounts payable after my death under the M.D.C. Holdings, Inc. Long Term Incentive Plan (the “Plan”). I hereby designate as my beneficiary with respect to the Plan (revoking any prior beneficiary designations with respect to the Plan):
Beneficiary    Relationship    Address
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
Unless otherwise provided above, if two or more persons are named as beneficiary, any amounts payable will be paid in equal shares to the named persons (if they survive me).

Date:         , 20
Signature

Note: To be valid, this completed and executed beneficiary designation election must be delivered to Company legal department or human resources department prior to your death. If you die without a valid designation of beneficiary election in effect, or if no designated beneficiary survives you, your beneficiary will be your estate.

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